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                                                                 EXHIBIT 10.2

                       THIRD AMENDMENT TO LOAN AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AGREEMENT (Third Amendment) executed as of the 13th day of September, 1996, by and between SILVERADO FOODS, INC., an Oklahoma corporation (Silverado), SILVERADO MARKETING SERVICES, INC., an Oklahoma corporation, formerly known as Honor Snack, Inc. (Marketing), TEXAS B&B, INC., a Texas corporation (TBB), (Silverado, Marketing, and TBB will sometimes be hereinafter referred to collectively as the Borrower), LAWRENCE D. FIELD and CYNTHIA FIELD (Guarantors), and LIBERTY BANK AND TRUST COMPANY OF TULSA, NATIONAL ASSOCIATION (hereinafter sometimes referred to as Bank).

                             W I T N E S S E T H:

         WHEREAS, on April 11, 1995, Bank and Borrower entered into that certain Loan Agreement whereby Bank provided Borrower with revolving credit and term loan facilities in an aggregate principal amount of up to $10,000,000.00 (the Loan Agreement), and the Guarantors executed the Guaranties;

         WHEREAS, on November 10, 1995, Bank and Borrower entered into a letter agreement whereby certain provisions of the Loan Agreement were modified or waived (the First Amendment);

         WHEREAS, on April 18, 1996, Bank and Borrower entered into that certain Second Amendment to Loan Agreement whereby additional modifications were made to the Loan Agreement and the First Amendment (the Second Amendment). For convenience, the Loan Agreement, the First Amendment, and the Second Amendment will be referred to collectively as the Original Loan Agreement;

         WHEREAS, Borrower and Guarantors have requested that Bank make certain additional amendments to the Original Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1.       Definitions. Unless otherwise defined herein, all capitalized
                  -----------
         terms shall have the meaning ascribed to them in the Original Loan Agreement.

2. The second sentence of Section 1(k) of the Original Loan Agreement is hereby deleted in its entirety, and the following substituted in its place:

                   For the calendar years ending December 31, 1996, and December
                  31, 1997 only, Cash Flow Ratio shall mean the ratio of the Borrower's Net Cash Flow for the period under consideration, annualized where applicable, divided by an amount equal to
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                  current maturities of long term debt and Capitalized Lease
                  Obligations for the next ensuing twelve months, calculated in accordance with GAAP.

3. Section 1(k) of the Original Loan Agreement is amended in part by adding the following sentence:
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                   The calculation of the Cash Flow Ratio shall not include
                  current amounts on Debt owed by Borrower to Guarantors so long as the terms of such Debt require that any payments made by Borrower to Guarantors or any Affiliate of Guarantors in respect of such Debt must receive prior approval by Bank in writing.

4. The first sentence of Section 1(hh) of the Original Loan Agreement is amended in part as follows:

                   (hh) Guaranties. The Second Amended and Restated Guaranty
                        ----------
                  dated September 13, 1996, in the form attached hereto as Exhibit A to this Third Amendment.

5. Section 1(ll) of the Original Loan Agreement is hereby amended in part by adding the following sentences:

                   The amount of any margin debt (such amount limited to the
                  lesser of (i) the margin debt, or (ii) the market value of the Silverado common stock securing the margin debt incurred by the Guarantors) secured solely by Guarantors' shares of Silverado common stock shall not be included in liabilities for purposes of calculating the Liquid Assets Ratio.

6. Section 1(ddd) of the Original Loan Agreement is hereby amended in its entirety as follows:

                   (ddd) That certain $7,000,000.00 Amended and Restated
                  Revolving Note attached as Exhibit B to this Third Amendment to Loan Agreement.

7. Section 1(ll) of the Original Loan Agreement is amended in part by adding the following:

                   (ll) However, as of any date subsequent to the Guarantors'
                  pledge of Unencumbered Liquid Assets pursuant to section 6(d) of the Second Amended and Restated Guaranty but prior to any pledge of Unencumbered Liquid Assets pursuant to section 6(e) of the Second Amended and Restated Guaranty, the Liquid Assets Ratio shall refer to a quotient, the numerator of which is Unencumbered Liquid Assets minus the lesser of $5,000,000.00 or the current market value of the Unencumbered Liquid Assets
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                  pledged pursuant to section 6(d) of the Second Amended and
                  Restated Guaranty

         and the denominator of which is

                  the total amount outstanding under this Agreement at any time minus the lesser of $5,000,000.00 or the current market value of the Unencumbered Liquid Assets pledged pursuant to section 6(d) of the Second Amended and Restated Guaranty plus all direct and contingent liabilities incurred by the Guarantors since December 31, 1994.

         As of any date subsequent to the Guarantors' pledge of Unencumbered Liquid Assets pursuant to section 6(e) of the Second Amended and Restated Guaranty, the definition of the Liquid Assets Ratio shall be modified at the Bank's discretion to reflect the coverage requirements of section 6(e) of the Second Amended and Restated Guaranty.

8. Sections 2(a), 2(d), and 3(a) of the Original Loan Agreement are hereby amended in part by deleting the amount $5,000,000.00 wherever it appears, and substituting in its place the amount $7,000,000.00.

9. Section 2(b) of the Original Loan Agreement is amended in part by deleting the second sentence in its entirety and substituting the following:

                   Advances under the Term Loan may be drawn from time to time by requesting an Advance as provided under Section 2(c)(ii); provided, however, that the aggregate principal amount of all Advances under the Term Loan Commitment shall not exceed the sum of $5,192,307.70, minus amounts transferred pursuant to 2
                  (bb).

10. Section 2(bb) of the Original Loan Agreement is deleted in its entirety.

11. Section 3(e)(i) of the Original Loan Agreement is hereby deleted in its entirety and the following is substituted in its place:

                  (I) The Borrowers shall pay all accrued interest monthly on the first day of each and every month.


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

12. Section 3(e)(ii) of the Original Loan Agreement is deleted in its entirety and the following substituted in its place:

                   (ii) So long as no Event of Default has occurred, the unpaid principal balance of the Term Loan Note shall be due and payable in monthly installments on the first day of each calendar month commencing April 1997, as follows:

                  Payment Date                               Principal Payment
                  ------------------------------------------------------------
                  April 1, 1997, through and including
                  January 1, 1998 (10 payments)                 $115,000.00

                  February 1, 1998, through and including
                  January 1, 1999 (12 payments)                  125,000.00

                  February 1, 1999, through and including
                  January 1, 2000 (12 payments)                  135,000.00

                  February 1, 2000, through and including
                  June 1, 2000 (5 payments)                      146,000.00

         The final Maturity Date of the Term Loan Note shall be June 1, 2000. Borrower has made certain reductions in the principal balance of the Term Loan and Bank has agreed that Borrower may reborrow Advances under the Term Loan so long as the total amount of all Advances outstanding under the Term Loan does not exceed $5,192,307.70. This is a one-time waiver of the prohibition against reborrowing under the Term Loan and Borrower and Guarantors each agree that Bank shall have no obligation to permit any additional reborrowing under the Term Loan.

13.      Section 4 of the Second Amendment is hereby deleted in its entirety.

14. Section 12 of the Original Loan Agreement is amended in part by adding the following as Section 12(s):

                   12(s) Limitation on Repayment of Debt to Guarantors. Borrower
                  shall not make any payments on any Debt owed by Borrower to Guarantors or any Affiliate of Guarantors without the prior written


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

                  consent of the Bank unless (i) such payment is accomplished via application of proceeds of the Subordinated Debt Issuance (as such term is defined in paragraph 6(e) of the Second Amended and Restated Guaranty) to the extent that such proceeds exceed $4,000,000.00 and (ii) no Default or Event of Default exists or would be created at the time of such payment.

15.      Additional Agreements of Bank. Bank's obligations under this Third
         -----------------------------
         Amendment are expressly subject to (i) Borrower complying with the terms of this Third Amendment, (ii) the Guarantors' entering into the Amended and Restated Guaranties, (iii) Borrower's payment of (x) the $20,000.00 loan fee provided for in Section 16 of this Third Amendment,
         (iv) Guarantors delivering to Lender a completed Liquidity Maintenance Certificate in the form attached as Schedule 11(p) to the Loan Agreement for June 30, 1996, showing a Liquid Assets Ratio for the Guarantors of not less than 1.25:1; and (v) delivery by Guarantors to Bank of the Pledge Agreement attached hereto as Exhibit C, along with Unencumbered Liquid Assets in the amount of $5,000,000.00, together with stock powers or other instruments of assignment or transfer acceptable to Bank to perfect Bank's security interest therein.

16.      Agreements of Borrower.
         ----------------------

         A.       Loan Fee. Concurrently with the execution of this Third
                  --------
                  Amendment, Borrower will pay Bank the sum of $20,000.00 which shall encompass Borrower's reimbursement for the cost and expense incurred by Bank in connection with this Third Amendment.

         B.       Corporate Resolutions. Borrower shall provide Bank with
                  ---------------------
                  appropriate certified corporate resolutions of Borrower authorizing the transactions contemplated by this Third Amendment concurrently with the execution hereof. Further, the Borrower acknowledges and agrees that, until Bank receives a further certificate of the authorized officers of Borrower canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate, Bank may conclusively rely on certificates previously submitted by Borrower.

17. Concurrently with the execution hereof, Borrower shall execute and deliver an Amended and Restated Revolving Note in the form of Exhibit D.

18. Except as provided herein, the terms and provisions hereof shall in no manner impair, limit, restrict, or otherwise affect the obligations


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

         of Borrower, the Guarantors, or any third party to Bank, as evidenced by the Loan Documents as previously amended and as amended hereby (the Revised Loan Documents ). Borrower and Guarantors hereby acknowledge, agree, and represent that (i) Borrower is indebted to Bank pursuant to the terms of the Revised Loan Documents; (ii) the liens, security interests, and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, and assignments of the respective dignity and priority recited in the Revised Loan Documents (or, to the extent the priority is not as stated, it shall not reduce or otherwise limit the extent of Borrower's or Guarantors' liability under the Revised Loan Documents); (iii) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Revised Loan Documents, and the other obligations created or evidenced by the Revised Loan Documents; (iv) neither Borrower nor Guarantors have any claims, offsets, defenses, or counterclaims arising from any of Bank's acts or omissions with respect to the Property, the Revised Loan Documents, or Bank's performance under the Revised Loan Documents or with respect to the Property; (v) no indulgence or past indulgence by Bank and nothing contained herein or in any other agreement between Borrower, Guarantors, and Bank, nor any other action or inaction by Bank, has waived or shall constitute a waiver of any default or event of default which may exist under the Revised Loan Documents or an election of remedies by Bank or a waiver of any of the rights, remedies, or recourse of Bank provided in any of the Revised Loan Documents or otherwise afforded at law or in equity; and (vi) Bank is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Bank of Bank's obligations under the terms and provisions of the Revised Loan Documents.

19.      Amendment. Except to the extent amended hereby, the Loan Agreement, as
         ---------
         amended by the First Amendment, the Second Amendment, and this Third Amendment, shall remain in full force and effect according to its terms.

                                    BORROWER:

                                    SILVERADO FOODS, INC.,
                                    an Oklahoma corporation

                                    By:

                                          Name:    Lawrence D. Field
                                          Title:       Chairman



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

                                            SILVERADO MARKETING SERVICES, INC.
                                            (formerly Honor Snack, Inc.),
                                            an Oklahoma corporation

                                            By:

                                                   Name:    Lawrence D. Field
                                                   Title:       Chairman

                                            TEXAS B&B, INC.,
                                            a Texas corporation

                                            By:

                                                   Name:    Lawrence D. Field
                                                   Title:       Chairman

                                            BANK:

                                            LIBERTY BANK AND TRUST COMPANY OF
                                            TULSA, NATIONAL ASSOCIATION

                                            By:

                                                   Name:    Lloyd E. Stone
                                                   Title:       Vice President

                                            GUARANTORS:

                                            LAWRENCE D. FIELD

                                            CYNTHIA FIELD


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